UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On December 31, 2007, Performance Technologies, Incorporated (“the Company”) entered into an agreement to terminate the lease for its former engineering and manufacturing facility in San Luis Obispo, California, which the Company vacated in 2006. This lease was due to expire in December 2008. Under the terms of the agreement, the Company has agreed to pay $505,000 as consideration for the early termination, and assign to the landlord the Company’s rights and obligations under its sublease agreement for a portion of the leased space.

To reflect the excess of the consideration over lease termination costs previously accrued, the Company expects to record a fourth quarter 2007 pre-tax restructuring charge amounting to approximately $153,000, or $.01 per share.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

(99.1) Lease Termination and Surrender of Premises Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

January 7, 2008	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

January 7, 2008	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer

Exhibit 99.1

LEASE TERMINATION AND SURRENDER OF PREMISES AGREEMENT

This Agreement is entered into and is effective as of December 31, 2007 by MFC, LLC, a California Limited Liability Company ("Lessor") and PTI California Corporation, a California Corporation (formerly Ziatech Corporation) ("Lessee").

R E C I T A L S

Lessor is the current owner of certain real property situated in San Luis Obispo County, referred to in this Agreement as "the Property," and commonly known as 1050 Southwood Drive, San Luis Obispo, California.

A.         On October 1, 1996, Southwood Properties, LLC, Lessor's predecessor-in-interest, leased to Ziatech Corporation, Lessee's predecessor-in-interest, the Property under the terms of a written lease ("Lease").

B.	Lessee is the predecessor-in-interest to Ziatech Corporation.

C.	Lessor is the predecessor-in-interest to Southwood Properties, LLC.

D.         By the terms of the Lease, the Property was leased for a term commencing January 14, 1997 and terminating on December 31, 2008.

E.         By the terms of the Lease, Lessee has on deposit with Lessor the sum of Forty Thousand Dollars ($40,000) as security for Lessee's obligations under the Lease.

F.         Since 1995, a portion of the Property has been subleased by Lessee and/or its predecessor-in-interest to Economic Opportunity Commission of San Luis Obispo, Inc., (the “Sublease”) a California Corporation ("EOC"). By the terms of the Sublease, EOC has on deposit with Lessee the sum of Twenty Thousand Dollars ($20,000) as security for EOC's obligations under the Sublease.

G.         Lessor and Lessee desire to terminate the Lease, including all amendments thereto and all rights to the possession of the Property and to release each other from their obligations under the Lease except as set forth herein.

H.         Lessor agrees to accept the assignment of the Sublease and to accept all of the obligations of Lessee as Sublandlord under the Sublease and to release Lessee from any obligations under the Sublease.

THEREFOR, Lessor and Lessee agree as follows:

TERMS OF SURRENDER OF PREMISES

1.         (a) In consideration of the mutual promises contained in this Agreement, and in consideration of:

(i)	Lessee paying its rent in full through December 31, 2007;

(ii)	Lessee providing that the improvements, parts and surfaces of the Property are clean and free of debris as of the date of surrender;

(iii)

Lessee's agreement that the Sublease shall be assigned to Lessor and Lessor's agreement to undertake the obligations of sublessor under the Sublease from January 1, 2008 until the expiration or termination of the Sublease including the responsibility for EOC's Twenty Thousand Dollar ($20,000) security deposit;

(iv)	Lessee removing all personal property, equipment and movable trade fixtures by January 31, 2008; and

(v)	Lessee paying Lessor the sum of Five Hundred Five Thousand Dollars ($505,000) on January 1, 2008.

Lessee agrees to surrender the Lease and vacate the property as of December 31, 2007 subject to the Lessee’s right to remove its personal property, equipment and movable trade fixtures, and Lessor agrees to accept Lessee's surrender of the Lease and of the Property and Lessor and Lessee agree to release and discharge each other from all obligations under the Lease, effective December 31, 2007, except as set forth herein and the Lease is hereby terminated as of December 31, 2007.

(b)Notwithstanding anything herein to the contrary, the parties agree that pursuant to the term of the Lease, all Alterations and Utilities Additions (as defined in the Lease) made to the Property by Lessee or its predecessor(s)-in-interest shall become the property of Lessor and remain upon and be surrendered by Lessee with the Property.

(c)Lessor shall retain Lessee's Forty Thousand Dollar ($40,000) security deposit and any other such sums in its possession.

(d)Performance Technologies, Incorporated shall be released and discharged from all of its obligations as Guarantor of the Lease effective December 31, 2007.

2.           (a) Any notice, tender or delivery to be given under this Agreement by either party to the other may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the actual receipt. Mailed notices shall be addressed as set forth below, but each party may change its address by written notice in accordance with this paragraph.

(b)	Lessor: MFC, LLC c/o Michael Cannon, 364 Pacific Street, San Luis Obispo, California 93401

(c)	Lessee: PTI California Corporation, 205 Indigo Creek Drive, Rochester, New York 14626

3.           This Agreement constitutes the entire agreement between the parties regarding the leasehold's surrender. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement shall be of no force and effect unless it is in writing and signed by the Lessor and Lessee.

4.           If any legal action or proceeding arising out of or relating to this Agreement is brought by either party to this Agreement, the prevailing party shall be entitled to receive from the other party, in addition to any other relief granted, the reasonable attorney's fees, costs, and expenses incurred in the action or proceeding by the prevailing party.

5.           All parties covenant that they possess the necessary capacity and authority to sign and enter into this Agreement.

6.           The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest and assigns of the respective parties hereto.

7.           The parties hereto agree to execute and deliver such other additional documents as may be required to effectuate each of the terms of this Agreement.

8.           Under this Agreement, any and all rights and duties set forth in it, including matters of construction, validity and performance, shall be interpreted, enforced and governed by the laws of the State of California, applicable to written instruments entered into solely in California.

9.	All capitalized terms used herein but not defined shall have the definition contained in the Lease.

10.	This Agreement may be executed in counterparts.

MFC, LLC

By	/s/ Michael F. Cannon
Name: Title:	Michael F. Cannon Managing Member

PTI CALIFORNIA CORPORATION

By	/s/ Dorrance W. Lamb
Name: Title:	Dorrance W. Lamb Vice President